UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant   ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

AMERICAN SPECTRUM REALTY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe Road, Suite 450
Houston, Texas 77057

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on February 27, 2004

     A Special Meeting of the Stockholders of American Spectrum Realty, Inc. will be held on February 27, 2004, at 5850 San Felipe Road, Suite 450, Houston, Texas, commencing at 2:00 P.M., local time, for the purposes of considering and voting on the following proposals:

  PROPOSAL I: To amend our charter to effect a one-for-four reverse stock split of all outstanding (but not all authorized) shares of the Company's common stock.

  PROPOSAL II: To approve the issuance by American Spectrum of up to 382,537 shares of Common Stock (calculated on a pre-split basis) upon the exchange of 382,537 units of limited partnership interest in our operating partnership which were issued during 2003.

     Stockholders may also consider any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

     The Board has fixed the close of business on January 9, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof.

     The Board has approved these Proposals. The Board believes that the Proposals are advisable and in the best interests of American Spectrum and our stockholders and recommends that you vote for approval and adoption of the Proposals.

     Whether or not you plan to attend the Special Meeting, you are requested to sign and date the enclosed proxy and promptly return it in the enclosed prepaid return envelope, so that your shares may be represented. Any proxy may be revoked at any time prior to the time the proxy is voted by filing with the Secretary of American Spectrum in care of Mellon Investor Services at the address set forth in the accompanying Proxy Statement either a written notice of revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares. Further, any person who has executed a proxy and is present at the Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given.

By Order of the Board of Directors,

Paul E. Perkins, Secretary

Houston, Texas
January 22, 2004

Your vote is important. Failure to return a properly executed proxy or vote in person at the meeting will have the same effect as a vote against Proposal I set forth in the Proxy Statement.

TABLE OF CONTENTS

ABOUT THE MEETING

What constitutes a quorum?	1
How do I vote?	1
Who is entitled to vote at the meeting?	2
What if I vote and then change my mind?	2
How are proxies being solicited?	2
How many shares do the principal stockholders
and officers and directors hold?	2
What proposals am I being asked to vote on?	6
What are the Board’s recommendations?	7
What votes are required to approve the proposals?	7

PROPOSAL I

What are the reasons for the reverse stock split?	7
What are the mechanics of the reverse stock split?	8

PROPOSAL II

What transactions gave rise to Proposal II?	9
What is the background of the transactions?	10
What actions were taken by the Special Committee?	11
What is the opinion of the Special Committee’s financial
advisor on these transactions?	11

WHERE YOU CAN FIND MORE INFORMATION	12

FORWARD-LOOKING STATEMENTS	12

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING	13

OTHER MATTERS	13

ANNEXES

Annex A – Articles of Amendment	A-1
Annex B – Opinion of Prospect Financial Advisors	B-1

PROXY STATEMENT

AMERICAN SPECTRUM REALTY, INC.
5850 San Felipe Road, Suite 450
Houston, Texas 77057

SPECIAL MEETING OF STOCKHOLDERS
To Be Held on February 27, 2004

ABOUT THE MEETING

     This Proxy Statement is being furnished to you in connection with the solicitation of proxies for use at the Special Meeting of the Stockholders scheduled to be held at 5850 San Felipe Road, Suite 450, Houston, Texas, at 2:00 P.M., local time, on February 27, 2004.

What constitutes a quorum?

     The presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

How do I vote?

     All shares of our Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted to approve the Proposals and in the proxy holder’s discretion with respect to any other matter that may properly come before the Special Meeting. Abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum.

     If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote against Proposal I (although not against Proposal II), since Proposal I requires the affirmative vote of 66-2/3% of the outstanding shares.

Who is entitled to vote at the meeting?

     The Board has fixed the close of business on January 9, 2004 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Therefore, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting.

What if I vote and then change my mind?

     Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing, with the Secretary of American Spectrum (in care of Mellon Investor Services, 85 Challenger Road, Ridgefield Park, NJ 07660, Attention: Proxy Department) at any time prior to the time the proxy is voted, either a written notice of revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

How are proxies being solicited?

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by American Spectrum. In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We reserve the right to retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the Special Meeting, should the Board deem such action prudent. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

     This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about January 22, 2004.

How many shares do the principal stockholders and officers and directors hold?

     On the Record Date, 6,228,675 shares of Common Stock were outstanding. Only holders of Common Stock of record on the Record Date are entitled to notice of and to vote at the Special Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters to come before the Special Meeting.

     The following table provides information regarding the beneficial ownership of Common Stock as of December 31, 2003, by each of American Spectrum’s directors and executive officers, all directors and executive officers as a group and each person known by American Spectrum to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated, American Spectrum believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

     Substantially all of American Spectrum’s assets are held through its Operating Partnership, in which American Spectrum is the general partner and, as of December 31, 2003, held an 87.39% interest. Holders of Operating Partnership Units have the same rights to distributions from the Operating Partnership as holders of Common Stock have from American Spectrum. Accordingly, holders of Operating Partnership Units and holders of Common Stock have substantially identical economic interests with respect to the operations of the Company and the Operating Partnership, but holders of Operating Partnership Units are not entitled to vote.

     In general, holders of Operating Partnership Units have the right to redeem those Units after holding them for at least one year and to receive, at the option of American Spectrum, in return for each such Unit, either one share of American Spectrum Common Stock or cash equal to the fair market value of one share of American Spectrum Common Stock at the date of the exchange.

NAME OF BENEFICIAL OWNER (1)	NUMBER OF SHARES OF COMMON STOCK (2)	PERCENTAGE OF OUTSTANDING COMMON STOCK (3)

William J. Carden (4)	2,031,507	28.9%
John N. Galardi (5)	1,839,022	27.8%

Timothy R. Brown (6)	74,773	1.2%
Harry A. Mizrahi (7)	50,000	*
Paul E. Perkins (8)	19,375	*
Patricia A. Nooney (9)	15,438	*
Lawrence E. Fiedler (10)	15,000	*
John F. Itzel (11)	12,500	*
William W. Geary, Jr. (12)	10,000	*

All Directors	3,043,599	42.7%
and Executive Officers as a Group
(9 persons) (13)

*Less than 1%

(1) Except as specifically noted in the footnotes below, the address of each of the named beneficial owners is c/o American Spectrum Realty, Inc., 5850 San Felipe Road, Suite 450, Houston, Texas 77057.

(2) For each beneficial owner, includes Common Stock subject to options or conversion rights exercisable, respectively, within 60 days of December 31, 2003. Includes, as to Mr. Carden and Mr. Galardi, Common Stock issuable upon exchange of Operating Partnership Units.

(3) The percentage ownership is based on 6,228,675 outstanding shares of Common Stock and shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(4) Includes 8,750 shares of restricted stock, which is subject to repurchase by the Company on termination of Mr. Carden’s employment for a price of $.01 per share. The repurchase option lapses in two equal installments on October 15, 2004 and 2005. Includes 923,482 shares of Common Stock and 666,738 shares of Common Stock (including the 382,537 shares referred to in Proposal II) issuable on exchange of Operating Partnership Units owned by Mr. Carden and the persons or entities listed as follows: (i) the 8,750 restricted shares referred to above, (ii) 78,406 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden’s children, as to which Michael L. Matkins is trustee, (iii) 269,253 shares of Common Stock and 160,266 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden’s spouse, (iv) 4,000 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (v) 45,529 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden and (vii) 641,479 shares of Common Stock and the 382,537 shares (referred to in Proposal II) issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden. Certain shares may be deemed to be beneficially owned by Mr. Carden and may also be deemed to be beneficially owned by Mr. Galardi. Mr. Carden disclaims beneficial ownership of the shares and Operating Partnership Units held by his spouse and trusts for his children. Includes 15,625 shares of Common Stock which Mr. Carden has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

In addition, includes 121,044 shares of Common Stock which Mr. Carden has the right to acquire pursuant to a Put and Call Agreement entered into on October 4, 2001, which provided, among other things, for an option by Mr. Carden and others to purchase 400,000 shares of Common Stock on November 20, 2002, at $16.50 per share and for an option by the holders of such 400,000 shares to sell such shares to Mr. Carden and others on November 20, 2002, at $13.50 per share. The holders of such shares have elected to exercise their option to sell 371,044 such shares to Mr. Carden at $13.50 per share (28,956 of such shares having been previously purchased by Mr. Carden). Mr. Carden purchased 250,000 of such shares in July 2003 and has agreed to purchase the remainder of such shares by July 6, 2004.

(5) Mr. Galardi’s address is 39590 Highway 82, Aspen, CO 81611. Includes 807,970 shares of Common Stock and 4,536 shares issuable upon exchange of Operating Partnership Units owned by Mr. Galardi. Also includes 641,479 shares of Common Stock and 382,537 shares (referred to in Proposal II) issuable upon exchange of Operating Partnership Units owned by companies in which Mr. Galardi owns a significant interest. Certain shares may be deemed to be beneficially owned by Mr. Galardi and may also be deemed to be beneficially owned by Mr. Carden. Includes 2,500 shares which Mr. Galardi has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

(6) Mr. Brown’s address is 333 Clay Street, Suite 3300, Houston, Texas 77002. Includes 5,000 shares of Common Stock held in an IRA, reported as indirectly beneficially owned by Mr. Brown, 59,773 shares of Common Stock held in a trust of which Mr. Brown is trustee and 10,000 shares of Common Stock which Mr. Brown has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

(7) Includes 50,000 shares of Common Stock which Mr. Mizrahi has the right to acquire upon the exercise of stock options. The right to exercise these options will terminate on October 15, 2004.

(8) Includes 5,000 shares of restricted stock, which is subject to repurchase by the Company on termination of Mr. Perkins’ employment for a price of $.01 per share. The repurchase option lapses in two equal installments on October 15, 2004 and 2005. Also includes 9,375 shares of Common Stock which Mr. Perkins has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

(9) Includes 1,000 shares of restricted stock, which is subject to repurchase by the Company on termination of Ms. Nooney’s employment for a price of $.01 per share. The repurchase option lapses in two equal installments on October 15, 2004 and 2005. Includes 626 shares of Common Stock owned by Ms. Nooney’s spouse. Ms. Nooney disclaims beneficial ownership of the shares owned by her spouse. Also includes 2,812 shares of Common Stock which Ms. Nooney has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

(10) Mr. Fiedler’s address is 156 West 56th Street, Suite 1101, New York, New York 10019. Includes 5,000 shares of Common Stock held in a trust of which Mr. Fiedler is the trustee and 10,000 shares of Common Stock which Mr. Fiedler has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

(11) Mr. Itzel’s address is 1990 Cypress Point Drive, Corona, CA 92882. Includes 2,500 shares of Common Stock which Mr. Itzel has the right to acquire upon the exercise of stock options within 60 days of December 31, 2003.

(12) Mr. Geary’s address is 6171 West Century Boulevard, Suite 100, Los Angeles, California 90045. Includes 10,000 shares of Common Stock which Mr. Geary has the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

(13) Includes 14,750 restricted shares, which are subject to repurchase by the Company on termination of employment of the executive officers for a price of $.01 per share. The expiration of the repurchase options is described in the individual footnotes. Includes (i) 78,406 shares issuable upon exchange of Operating Partnership Units owned by trusts for the benefit of Mr. Carden’s children, as to which Michael Matkins is trustee, (ii) 269,253 shares of Common Stock and 160,266 shares issuable upon exchange of Operating Partnership Units owned by Mr. Carden’s spouse, (iii) 4,000 shares owned by a trust for the benefit of Mr. Carden’s daughter, as to which Mr. Brown is the trustee, (iv) 45,529 shares issuable upon exchange of Operating Partnership Units owned by a limited partnership controlled by Mr. Carden, (v) 641,479 shares of Common Stock and 382,537 shares (referred to in Proposal II) issuable upon exchange of Operating Partnership Units owned by companies controlled by Mr. Carden and in which Mr. Galardi owns a significant interest, (vi) 4,536 shares issuable upon exchange of Operating Partnership units owned by Mr. Galardi; (vii) 626 shares of Common Stock owned by Ms. Nooney’s spouse, (viii) 5,000 shares held in a trust of which Mr. Fiedler is the trustee; (ix) 5,000 shares held in an IRA indirectly beneficially owned by Mr. Brown and (x) 59,773 shares held in a trust of which Mr. Brown is the trustee. Includes 112,812 shares of Common Stock which certain executive officers and directors have the right to acquire upon the exercise of stock options within sixty days of December 31, 2003.

In addition, includes 121,044 shares of Common Stock which Mr. Carden has the right to acquire pursuant to a Put and Call Agreement entered into on October 4, 2001, which provided, among other things, for an option by Mr. Carden and others to purchase 400,000 shares of Common Stock on November 20, 2002, at $16.50 per share and for an option by the holders of such 400,000 shares to sell such shares to Mr. Carden and others on November 20, 2002, at $13.50 per share. The holders of such shares have elected to exercise their option to sell 371,044 such shares to Mr. Carden at $13.50 per share (28,956 of such shares having been previously purchased by Mr. Carden). Mr. Carden purchased 250,000 of such shares in July 2003 and has agreed to purchase the remainder of such shares by July 6, 2004.

What proposals am I being asked to vote on?

     At the Special Meeting, you will be asked to consider and vote on the following Proposals:

  PROPOSAL I: To approve an amendment to our charter to effect a one-for-four reverse split of our Common Stock. If this amendment is approved, four shares of pre-split Common Stock will automatically become one share of post-split Common Stock, and each shareholder who would be entitled to a fractional share of the post-split Common Stock will receive cash in lieu of that fractional share. The form of the proposed amendment is attached to this Proxy Statement as Annex A.

  PROPOSAL II: To approve the issuance of up to 382,537 shares of Common Stock (calculated without regard to the reverse stock split) which may be issued in the future in exchange for a like number of units of limited partnership interest in our Operating Partnership. These Operating Partnership Units were issued during 2003 in consideration for three properties which were contributed to our Operating Partnership.

     Stockholders may also consider any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?

     After careful consideration, the members of the Board of Directors have determined that the Proposals are advisable and in the best interests of American Spectrum and the best interests of our stockholders. In addition, a Special Committee of the Board consisting solely of independent directors has considered the transactions which gave rise to Proposal II and unanimously found them to be fair to the stockholders.

What votes are required to approve the proposals?

     The approval and adoption of Proposal I requires the affirmative vote of 66-2/3% of the outstanding shares of Common Stock. The approval and adoption of Proposal II requires the approval by a majority of the votes cast on such Proposal.

PROPOSAL I

What are the reasons for the reverse stock split?

     The following table sets forth the high and low closing prices of our stock on the American Stock Exchange for the periods indicated:

	High	Low
2002
1st Quarter	$7.07	$6.13
2nd Quarter	8.50	6.72
3rd Quarter	7.40	5.85
4th Quarter	5.89	4.15

2003
1st Quarter	$4.55	$3.20
2nd Quarter	3.85	2.99
3rd Quarter	4.27	3.26
4th Quarter	3.60	3.21

2004
1st Quarter	$3.25	$3.52
(through January 9)

     The closing price for our Common Stock on the American Stock Exchange on January 9, 2004 was $3.25.

     The Board of Directors believes that the relatively low per share market price of our Common Stock impairs the acceptability of our Common Stock to institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or American Spectrum’s reputation in the financial community. In practice, however, this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. In addition, option and derivative instrument exchanges prohibit contracts on stocks selling for under certain prices per share.

     Further, the Board of Directors believes and has been advised that the current per-share price level of the Common Stock has reduced the effective marketability of the shares because many leading brokerage firms are reluctant to recommend low-priced stock to their clients. In addition, a number of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stock unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact on transactions in low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock.

     The proposed reverse stock split is intended to result in a higher per share market price for the Common Stock that will, in turn, increase investor interest and alleviate the reluctance of brokerage firms to handle transactions in our stock, although there can be no assurance that it will have this effect.

     There can be no assurance, moreover, that the market price of the Common Stock after the proposed reverse stock split will reflect the proposed reverse stock split, or that the post-split price will either exceed or remain in excess of the current market price.

What are the mechanics of the reverse stock split?

     If Proposal I is approved at the Special Meeting, the reverse stock split will become effective upon the acceptance for record of the amendment to our charter. At that time, four shares of pre-split Old Common Stock will represent one share of post-split New Common Stock.

     Because of the reduction in the actual number of shares of Common Stock outstanding after the reverse stock split, stockholders will be required to exchange their certificates representing shares of the pre-split Old Common Stock for new certificates representing shares of post-split New Common Stock. Stockholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by our transfer agent. Stockholders should not submit any certificates until requested to do so.

     No scrip or fractional shares of New Common Stock will be issued. Accordingly, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock will receive cash in lieu thereof, computed (after adjustment to reflect the split) at the average of the closing prices of the Old Common Stock as listed in the American Stock Exchange for the five trading days immediately preceding the effective date of the reverse stock split. Under Maryland law, stockholders will not be entitled to appraisal rights with respect to the reverse stock split or the payment for their fractional shares, if any.

     After the reverse stock split, the par value of the New Common Stock will remain $.01 per share. As a result of the reverse stock split, on the effective date of the reverse stock split, the state capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account will be credited by the same amount by which the stated capital is reduced. Therefore, a vote for the approval of the reverse stock split will also be a vote for the approval of a reduction in our stated capital. Other than the effect of cash payments for fractional shares, our stockholders’ equity, in the aggregate, will remain unchanged.

PROPOSAL II

What transactions gave rise to Proposal II?

     Between May 7, 2003 and October 27, 2003, American Spectrum, through wholly-owned subsidiaries of its Operating Partnership, acquired three office properties in Houston, Texas from Meadow Wood Village, Ltd. William J. Carden, the Chairman of the Board, President and Chief Executive Officer and a principal stockholder of American Spectrum, and John N. Galardi, a director and a principal stockholder of American Spectrum, are limited partners in Meadow Wood Village, owning, in the aggregate, an approximate 80% interest in Meadow Wood Village, and a corporation of which Mr. Carden is the majority stockholder is the general partner of Meadow Wood Village.

     Each of the buildings is a multi-tenant office building located in Houston, Texas. The buildings have a total of 160,742 square feet.

     The consideration paid by American Spectrum’s Operating Partnership subsidiary to Meadow Wood Village for the three buildings, in the aggregate, consisted of 382,537 Operating Partnership Units and a total of $8,909,295 of assumed or new mortgage indebtedness and assumed seller financing.

     As indicated above, at page 3, holders of Operating Partnership Units generally have the right (but not the obligation) to redeem Units held for at least one year and to receive, at the option of American Spectrum, in return for each such Unit, either one share of our Common Stock or cash equal to the value of one share at the date of exchange. The American Stock Exchange, on which our Common Stock is listed, requires stockholder approval for the issuance of Common Stock to affiliates in certain instances, such as the issuance in exchange for the Units issued to Meadow Wood Village. Accordingly, American Spectrum will not issue shares of Common Stock in exchange for those Units, in the event that Meadow Wood Village elects to have the Units redeemed, unless Proposal II is approved. In the event that Proposal II is not approved, American Spectrum would be required to pay cash in the event of a redemption of the Operating Partnership Units issued to Meadow Wood Village.

What is the background of the transactions?

     In 2002, Mr. Carden learned of the availability for purchase from Boxer Property, an unaffiliated entity, of a portfolio of office buildings in Houston, Texas. At that time, acquisition of these properties by American Spectrum was not feasible, since Boxer required a substantial amount of cash consideration, and American Spectrum was not interested in acquiring properties for cash.

     Mr. Carden negotiated agreements for Meadow Wood Village to purchase three of what he considered the most attractive properties in the portfolio. Meadow Wood Village, at that time, had cash resources which were the result of a sale of a property in May 2002 and which it intended to invest in a new property or properties in order to effect a tax-deferred exchange of properties pursuant to Section 1031 of the Internal Revenue Code. Meadow Wood Village acquired these properties from Boxer in November 2002 to complete its exchange. The purchase price negotiated by Meadow Wood Village and Boxer for the three properties was $10,481,523, consisting of $1,572,228 in cash and $8,909,295 of assumed or new indebtedness and seller financing.

     In early 2003, Mr. Carden proposed to the Board of Directors of American Spectrum that Meadow Wood Village contribute to American Spectrum’s Operating Partnership the properties that Meadow Wood Village had acquired from Boxer on terms at least as favorable to American Spectrum as the terms on which Meadow Wood Village had acquired the properties from Boxer. Accordingly, by unanimous written consent on January 11, 2003, the Board of Directors established a Special Committee of disinterested directors to review, analyze, consider alternatives and responses to and negotiate and approve or disapprove the terms of any acquisition by American Spectrum of real property from Meadow Wood Village. The Special Committee consisted of Lawrence E. Fiedler and William W. Geary, Jr. initially; John F. Itzel was added to the Special Committee by the Board on August 4, 2003. None of these directors has a financial interest in Meadow Wood Village or in the transactions giving rise to Proposal II.

What actions were taken by the Special Committee?

     Following its appointment, the Special Committee hired Prospect Financial Advisors as its financial advisor.

     Mr. Carden, on behalf of Meadow Wood Village, proposed to the Special Committee that American Spectrum approve the acquisition of the three properties for total consideration of $10,481,523, consisting of $8,909,295 of assumed or new indebtedness and seller financing and a number of Operating Partnership Units determined by dividing $1,572,228 (15% of the total consideration) by the average closing price per share of the Common Stock for the 30 days prior to the purchase of each property.

     After consultation with Prospect Financial Advisors, the Special Committee proposed to Meadow Wood Village on May 7, 2003 that American Spectrum purchase the three properties for total consideration of $10,481,523, consisting of $8,909,295 of assumed or new indebtedness and seller financing and a number of Operating Partnership Units determined by dividing $1,572,228 (15% of the total consideration) by $4.11, which represented approximately a 31% premium over the average closing price of the Common Stock over the thirty trading days prior to the date of its proposal. Meadow Wood Village accepted this proposal of the Special Committee on May 7, 2003.

     The Special Committee received advice from Prospect Financial Advisors that its proposal was fair to the stockholders of American Spectrum from a financial point of view and, on that basis and based on its own analysis of the advantages to American Spectrum of the acquisition of the properties, approved the acquisition of each of the properties from May 7, 2003 through October 27, 2003.

What is the opinion of the Special Committee’s financial advisor on these transactions?

     Prospect Financial Advisors consulted with the Special Committee from February through August 2003 and advised it orally through that period of its opinion that the proposed transactions were fair to American Spectrum and its stockholders from a financial point of view.

     Prospect Financial Advisors issued its written opinion to that effect to the Special Committee on August 27, 2003. A copy of that opinion is attached to this Proxy Statement as Annex B.

     The Special Committee selected Prospect Financial Advisors based on its experience in both real estate matters and financial markets.

WHERE YOU CAN FIND MORE INFORMATION

     Government Filings: American Spectrum files annual, quarterly and special reports and other information with the Securities and Exchange Commission. Any person may read and copy any document that American Spectrum files:

  at the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

  at the Commission's regional offices; and

  at the Commission's website at http://www.sec.gov.

Some locations may charge prescribed or modest fees for copies. Any person may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Copies of these documents are also available through American Spectrum’s website at http://www.americanspectrum.com.

     Stock Market: Our Common Stock is listed on the American Stock Exchange, and similar information can be inspected and copied at the office of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

FORWARD LOOKING STATEMENTS

     This Proxy Statement contains “forward-looking” information, as that term is defined by the federal securities laws about our financial condition, results of operations and business. You can find many of these statements by looking for words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” and similar words used in this proxy statement.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements.

     Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution stockholders not to place undue reliance on the statements, which speak only as of the date of this Proxy Statement.

     The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

STOCKHOLDER PROPOSALS
FOR THE 2004 ANNUAL MEETING

     Typically, in order to be considered for inclusion in the Company’s proxy materials for an annual meeting, stockholder proposals and nominations that are intended to be presented at that meeting must be received by the Secretary of the Company, in writing, no later than 120 days before the first anniversary from the date that the proxy statement for the prior year’s annual meeting was released to the stockholders. To present a proposal or nomination for inclusion in the proxy materials for the 2004 Annual Meeting, the proposal or nomination must have been delivered to the Secretary of the Company at 5850 San Felipe Road, Suite 450, Houston, TX 77057, not later than January 2, 2004. Stockholder proposals to be brought before the 2004 Annual Meeting will be considered untimely in accordance with the Company’s bylaws unless they are delivered to the Secretary of the Company at 5850 San Felipe Road, Suite 450, Houston, TX 77057 by such date.

OTHER MATTERS

     Proxy authorizations submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on February 26, 2004. To authorize a proxy by the Internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

Paul E. Perkins, Secretary

Houston, Texas
January 22, 2004

ANNEX A

AMERICAN SPECTRUM REALTY, INC.

ARTICLES OF AMENDMENT

     American Spectrum Realty, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

1.	The Corporation desires to and does amend its charter as currently in effect and as hereafter provided.

2.

Simultaneously with the acceptance for record by the SDAT of these Articles of Amendment (the “Effective Date”), every four (4) shares of Common Stock, par value $.01 per share (or options, warrants and all other securities convertible into shares of Common Stock that represent the right to acquire four (4) shares of Common Stock), of the Corporation issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall automatically, without any action on the part of the holder thereof, be converted into (the “Reverse Split”) one (1) share of Common Stock, par value $.01 per share (or as to such options, warrants or other securities convertible into shares of Common Stock, into the right to acquire one (1) share of Common Stock, as the case may be), subject to the treatment of fractional interests in shares of Common Stock resulting from the conversion described below. The Corporation shall not issue fractional shares on account of the Reverse Split, and no fractional share interest shall entitle the holder thereof to vote or to any rights as a stockholder of the Corporation. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the “Cash-in-Lieu Amount”) equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) the average of the last sale price per share of the Old Common Stock on the five (5) trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the American Stock Exchange, as adjusted to reflect the Reverse Split. No interest shall be payable on the Cash-in-Lieu Amount.

3.	The foregoing amendment has been duly advised by the Corporation’s Board of Directors and approved by the Corporation’s Stockholders in accordance with the applicable provisions of law.

A-1

4.

The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this __ day of _________, 2004.

AMERICAN SPECTRUM REALTY, INC.

By:_________________________________
William J. Carden, President

ATTEST:

_______________________________
Paul E. Perkins, Secretary

A-2

ANNEX B

PROSPECT FINANCIAL ADVISORS

August 27, 2003

Special Committee of the Board of Directors
American Spectrum Realty, Inc.
7700 Irvine Center Drive,
Suite 555
Irvine, California 92618

Gentlemen:

A committee of the Board of Directors (the “Committee”) of American Spectrum Realty, Inc. (“AQQ”, “American Spectrum” or the “Company”) engaged Prospect Financial Advisors, LLC (“Prospect”) on January 30, 2003 and March 23, 2003 to deliver opinions regarding the acquisition of certain real property interests. The Committee engaged Prospect, in an engagement letter dated July 23, 2003, to undertake a study to enable Prospect to render an opinion (the “Opinion”) to the Committee and the Company’s Board of Directors as to the fairness, from a financial point of view, to the Company and its shareholders (excluding Mr. William J. Carden and Mr. John N. Galardi) (the “Shareholders”) of the consideration (the “Consideration”) in aggregate to be issued by the Company to Meadow Wood Village, Ltd. (the “Seller”) for the acquisition of certain real property interests (the “Properties”). Prospect has been requested to deliver the Opinion as to the fairness of the Consideration to be issued in aggregate for the Properties (the “Transaction”). Prospect understands that the Transaction is subject to the execution of definitive Contribution Agreements and that the Consideration to be offered by the Company in the Transaction consists of 382,537 Operating Partnership Units (“OP Units”) of the Company plus assumption of $8,909,295 of mortgage debt and Seller financing (the “Financing”). The exchange ratio of OP Units offered in the Transaction is based on an AQQ stock value of $4.11 per share.

In connection with our review of the Transaction, and in arriving at our Opinion, we have, among other things:

(1)	reviewed audited and unaudited financial statements of the Company as filed with the SEC;
(2)	reviewed certain property level projections for the Company as supplied by officers of the Company;
(3)	reviewed certain internal financial and operating information, including projections, relating to the Properties prepared by the management of the Company and the Seller;
(4)	visited each of the Properties in Houston, Texas;

(5)	visited the Company's headquarters in Irvine, California;
(6)	reviewed selected comparable real property market transactions for the Properties;
(7)	discussed the business, financial condition and prospects of the Company with certain officers of the Company;
(8)	reviewed the financial terms of the Transaction as stated in the Contribution Agreements;
(9)	reviewed publicly available information relating to certain publicly traded companies we deemed appropriate in analyzing the value of the Company;
(10)	reviewed the potential pro forma financial impact of the Transaction on the Company; and
(11)	performed such other analyses and examinations and considered such other information, financial studies, analysis, investigations and financial, economic and market data as we deemed relevant.

We have not independently verified any of the information concerning the Company or the Properties considered by us in connection with our review of the Transaction and, for purposes of the Opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and Seller as to the expected future financial performance of the Properties. We have not been engaged to assess the achievability of such projections or assumptions. In addition, we have conducted a physical inspection of the Properties but have not conducted an appraisal of the Properties of either the Company or Seller, nor have we been furnished with any such current evaluation or appraisal. Our Opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and can be evaluated as of, the date of this letter. Any change in such conditions could affect this Opinion.

In connection with our Opinion, we have assumed that the Transaction will be consummated on the terms and subject to the conditions described in the Contribution Agreements. We also have assumed that all necessary governmental and regulatory approvals and third-party consents will be obtained on terms and conditions that will not have a material adverse effect on the Company or Properties.

We are not expressing any opinion as to the price at which the Company’s Common Stock or OP Units will trade subsequent to the Transaction. Further, our Opinion does not address the relative merits of the Transaction or how it compares to the other business strategies which may be considered by the Company, nor does it address the Company’s decision to proceed with the Transaction.

The Opinion must be considered as a whole in its entirety. Selecting portions of the analyses and the factors considered by us without considering all analyses and factors, could create an incomplete view of the evaluation process underlying our Opinion. Prospect, as part of its investment banking services, is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, corporate restructurings, strategic alliances, private placements and valuations for corporate and other purposes. Prospect has acted as financial advisor to the Committee in connection with the Transaction and will receive a fee for its services. In addition, the Company has agreed to indemnify Prospect for certain liabilities arising out of the rendering of this Opinion.

This letter and the Opinion stated herein are solely for the use of the Committee and the Company’s Board of Directors and may not be reproduced, summarized, excerpted from or otherwise publicly referred to in any manner without prior written consent from Prospect. Based upon and subject to the foregoing and such other matters as we deem relevant, it is our opinion that the Consideration in aggregate to be issued by the Company for the Properties is fair to the Company and its Shareholders from a financial point of view.

We hereby consent to the inclusion of the full text of our Opinion and summary thereof in any disclosure document or proxy statement relating to the Transaction that the Company must file under the Securities Act of 1933, as amended and distribute to its Shareholders. This Opinion is not intended to be and does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote with respect to the Transaction.

Sincerely,

PROSPECT FINANCIAL ADVISORS, LLC.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL I: To amend the corporate charter to effect a one-for-four reverse stock split of all outstanding (but not all authorized) shares of Common Stock.					PROPOSAL II: To approve the issuance of up to 382,537 shares of Common Stock (calculated on a pre-split basis) upon the exchange of 382,537 units of limited partnership interest which were issued during 2003.
FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
☐	☐	☐			☐	☐	☐

			MARK THIS BOX IF YOU PLAN TO ATTEND THE MEETING	☐
The Proxy holder may vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.
Dated:________________________________________________, 2004
___________________________________________________________
Signature
___________________________________________________________
Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/aqq Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

AMERICAN SPECTRUM REALTY, INC.

Proxy Solicited by the Board of Directors for the Special Meeting
of Stockholders to be held on February 27, 2004

     The undersigned stockholder of American Spectrum Realty, Inc. (“American Spectrum”) hereby appoints William J. Carden and Paul E. Perkins, and each of them individually, with full power of substitution in each of them, attorneys and proxies for the undersigned and authorizes them to represent, with all powers possessed by the undersigned as if personally present at the meeting, and vote all of the shares of common stock of American Spectrum which the undersigned may be entitled, in any capacity, to vote at the Special Meeting of Stockholders to be held at 5850 San Felipe Rd., Suite 450, Houston, TX, on February 27, 2004, at 2:00 p.m., local time, and at any adjournments or postponements of such meeting, on the proposals listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders dated January 22, 2004, and the accompanying Proxy Statement and revokes any proxy previously given with respect to such meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL I AND FOR PROPOSAL II AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side please mark, sign, date and return this proxy using the enclosed envelope.)
Address Change/Comments (Mark the corresponding box on the reverse side)

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